Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

K-V Pharmaceutical Company

Bridgeton, Missouri

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Pre-Effective Amendment No. 1 to Registration Statement No. 333-175432 of our report dated June 10, 2011 (except for the 2011 and 2010 condensed consolidating financial information as presented in Note 26, which is as of July 8, 2011) relating to the consolidated financial statements and financial statement schedule, and of our report dated June 10, 2011 related to the effectiveness of the Company’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011.

Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2011.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

August 24, 2011